Exhibit 10.4

November 27, 2002.


Phone1, Inc., Phone1Globalwide, Inc. and
Globaltron Communications Corporation
100 North Biscayne Blvd, Suite 2500
Miami, Florida 33132


Ladies and Gentlemen:

         We refer to the Loan Agreement (the "Loan Agreement") dated September 30, 2002, among Phone1, Inc. ("Phone1"), Phone1Globalwide, Inc. ("Global"), Globaltron Communications Corporation ("GCC") and GNB Bank Panama S.A. ("GNB"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

         We hereby advise you that we are not exercising our right to call an earlier maturity of the Loan based upon the failure of Phone1, Global or GCC to receive prior to November 30, 2002, a loan from any person in an amount of at least US$5,000,000, as provided in Section 2.8 of the Loan Agreement.

         Except as provided herein, this letter agreement shall not have any effect on any other term or provision of the Loan Agreement, which shall continue to remain in full force and effect in accordance with its terms.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles. In the event of any claim or dispute in respect to the subject matter hereof or the rights or obligations of the parties hereto, all actions or proceedings must be exclusively brought in the United States District Court for the Southern District of New York or if such Court lacks subject matter jurisdiction, in the Supreme Court of the State of New York, County of New York. Each party waives the right to object to the exclusive jurisdiction of either of such Court or the right to object to the venue of such Court or that such Court is an inconvenient forum. Nothing in this letter agreement shall be deemed to constitute a general consent to service of process or the in personam jurisdiction of the United States District Court for the Southern District of New York, County of New York or the Supreme Court of the State of New York for legal actions or proceedings not related to the transactions contemplated by this letter agreement.

         This letter agreement is binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         If you are in agreement with the terms of this letter agreement, please so indicate by signing in the space provided below.


                                                  Very truly yours,


                                                  GNB BANK (PANAMA) S.A.


                                                  By: /s/ Camilo Verastegui
                                                  Name:  Camilo Verastegui
                                                  Title:  General Manager

Agreed and acknowledged:


PHONE1, INC.


By: /s/ Syed Naqvi
Name:  Syed Naqvi
Title: Chief Financial Officer


PHONE1GLOBALWIDE, INC.


By: /s/ Syed Naqvi
Name:  Syed Naqvi
Title: Chief Financial Officer


GLOBALTRON COMMUNICATIONS CORPORATION


By: /s/ Syed Naqvi
Name:  Syed Naqvi
Title: Chief Financial Officer